EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
LoJack Corporation:
We have issued our reports dated March 16, 2015, with respect to the consolidated financial statements included in the Annual Report of LoJack Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of LoJack Corporation on Forms S-8 (File No. 333-43670, File No. 333-111293, File No. 333-151044, File No. 333-160855, and File No. 333-182398).
/s/    Grant Thornton LLP
Boston, Massachusetts
March 16, 2015